Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of our reports dated March 30, 2009, with respect to the consolidated financial statements of Imperial Capital Bancorp, Inc. and subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2008.

Form S-8 Nos. 333-28901 and 333-86040	Imperial Capital Bancorp, Inc. 1995 Employee Stock Incentive Plan
Form S-8 No. 333-129703	Imperial Capital Bancorp, Inc. 2005 Re-Designated, Amended and Restated Employee Stock Incentive Plan
Form S-8 No. 333-28931	Imperial Capital Bancorp, Inc. 1995 Stock Option Plan for Non-Employee Directors
Form S-8 No. 333-129702	Imperial Capital Bancorp, Inc. 2005 Re-Designated, Amended and Restated Stock Option Plan for Non-Employee Directors
Form S-8 No. 333-28899	Imperial Capital Bancorp, Inc. Voluntary Retainer Stock and Deferred Compensation Plan for Outside Directors
Form S-8 No. 333-28905	Imperial Capital Bancorp, Inc. Recognition and Retention Plan

/s/ Ernst &Young LLP

Los Angeles, California
March 30, 2009